================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

            FIRST UNITED BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                         FIRST UNITED BANCSHARES, INC.
                           EL DORADO, ARKANSAS 71730

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 26, 1998

To The Stockholders of First United Bancshares, Inc.:

  Notice is hereby given that the Annual Meeting of the Stockholders of First United Bancshares, Inc. ("the Company") will be held in the First National Building, El Dorado, Arkansas, on Tuesday, May 26, 1998, at 2:00 p.m. Central Daylight Time, for the following purposes:

    (1) To elect the board of directors who will serve until the next annual meeting of stockholders;

    (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company until the next annual meeting of stockholders;

    (3) To consider and vote upon a proposed amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, $1.00 par value, from 24,000,000 shares to 50,000,000 shares;

    (4) To consider and vote upon a proposed amendment to the Articles of Incorporation to allow the Board of Directors to approve certain acquisition transactions without a stockholder vote; and

    (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Only stockholders of record as of the close of business on March 18, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Proposals 3 and 4 above require the affirmative vote of two-thirds of the shares entitled to vote for approval. Stockholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors

                                          LOGO
                                          John E. Burns
                                          Secretary
El Dorado, Arkansas
April 20, 1998

                            YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                                     INDEX

                                                                           PAGE
                                                                           ----
SOLICITATION OF PROXY.....................................................   1
REVOCATION OF PROXY.......................................................   1
VOTING RIGHTS OF THE COMPANY'S SECURITIES
  General.................................................................   1
  Cumulative Voting for Election of Directors.............................   1
  Method of Voting........................................................   2
ELECTION OF DIRECTORS
  General.................................................................   2
  Vote Required For Election..............................................   2
  Nominees for Directors..................................................   3
  Director Nomination and Qualification...................................   4
  Meetings and Committees of the Board....................................   4
  Compensation of Directors...............................................   5
  Compliance with Section 16(a) of the Securities and Exchange Act of
   1934...................................................................   5
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.......................   5
PROPOSED AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION
  Proposals Independent of Each Other.....................................   6
  Vote Required...........................................................   6
  Proposed Amendment to Article Fourth and Reasons for Proposed Amendment.   6
  Proposed Article Fourth.................................................   7
  Proposed Amendment to Article Seventh and Reasons for the Proposed
   Amendment..............................................................   7
  Article Seventh Presently in Effect.....................................   8
  Proposed Article Seventh................................................   8
EXECUTIVE COMPENSATION AND CERTAIN SECURITY HOLDERS
  Report of Compensation, ESOP and Benefits Committee.....................   8
    Compensation Policy...................................................   9
    Measures of Performance...............................................   9
    Executive Compensation................................................   9
    Compensation of Chief Executive Officer...............................   9
  Stock Performance.......................................................  10
  Compensation of Management..............................................  11
  Outstanding Voting Securities and Principal Holders Thereof.............  13
  Security Ownership of Directors and Executive Officers..................  14
  Option Grants in 1997...................................................  16
  Option Exercises in 1997 and 1997 Year-End Option Values................  16
  Severance Agreement.....................................................  17
TRANSACTIONS WITH MANAGEMENT AND OTHERS...................................  17
ANNUAL REPORT.............................................................  18
OTHER MATTERS.............................................................  18
STOCKHOLDER PROPOSALS.....................................................  18

                         FIRST UNITED BANCSHARES, INC.
                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 26, 1998

                            SOLICITATION OF PROXIES

  Each holder of record of Common Stock of First United Bancshares, Inc. ("the Company") as of the close of business on March 18, 1998 ("Record Date"), is entitled to vote at the Annual Meeting of Stockholders to be held in the First National Bank Building, Main and Washington Streets, El Dorado, Arkansas on Tuesday, May 26, 1998 at 2:00 p.m., and any adjournment thereof (the "Meeting"). A proxy card is enclosed for use at such Meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company and the proxy is solicited on behalf of the Board of Directors of the Company.

  This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 20, 1998. Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors or regular employees of the Company who will not be specially compensated for such additional solicitation, if necessary. All expenses incurred in such solicitation, including the reimbursement of certain fiduciaries for expenses incurred by them in forwarding the proxy solicitation materials to the beneficial owners of the Company's Common Stock held of record by such fiduciaries, will be borne by the Company.

                              REVOCATION OF PROXY

  The Company encourages the personal attendance of stockholders at the Meeting, and the giving of the Proxy does not preclude the right to vote in person should the person giving the Proxy so desire. THE PERSON GIVING THE PROXY HAS THE POWER TO REVOKE THE SAME BEFORE THE PROXY IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION PRIOR TO THE ANNUAL STOCKHOLDERS MEETING TO JOHN
E. BURNS, SECRETARY, AT FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730. FURTHERMORE, A PROXY WILL BE SUSPENDED IF THE STOCKHOLDER WHO EXECUTED IT IS PRESENT AT THE MEETING AND ELECTS TO VOTE IN PERSON.

                   VOTING RIGHTS OF THE COMPANY'S SECURITIES

GENERAL

  The Common Stock of the Company is its only class of voting securities. At the Meeting, each Stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on March 18, 1998. On the Record Date, there were outstanding and entitled to vote 10,276,772 shares of Common Stock. The stock transfer books of the Company will not be closed.

CUMULATIVE VOTING FOR ELECTION OF DIRECTORS

  With respect to the election of directors, every Stockholder of the Company has cumulative voting rights. Such rights provide that every Stockholder entitled to vote at such election should have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees as the Stockholder may desire. IF A STOCKHOLDER DESIRES TO EXERCISE HIS CUMULATIVE VOTING RIGHTS, THAT STOCKHOLDER OR HIS DULY APPOINTED REPRESENTATIVE MUST ATTEND THE MEETING AND VOTE IN PERSON.

METHOD OF VOTING

  The enclosed Proxy Card provides a method for Stockholders to withhold authority to vote for any one or more of the nominees while granting authority to the proxies to vote for the remaining nominees. The names of all nominees are listed on the Proxy Card. If you wish to grant the proxies authority to vote for all nominees, check the box marked "FOR" above the names of the nominees. If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY" above the names of the nominees. If you wish your shares to be voted for some nominees and not for one or more of the nominees, indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through such name(s). The Board of Directors anticipates that this method of electing directors will make the voting process more meaningful to the Stockholders of the Company.

  The enclosed Proxy Card also provides a method for Stockholders to abstain from voting on each matter. By abstaining, shares will not be voted for or against such particular matter but will be counted for quorum purposes. If you wish to abstain from voting on any matter, check the box marked "ABSTAIN". While there may be instances in which a Stockholder will wish to abstain, the Board of Directors encourages all Stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

                             ELECTION OF DIRECTORS

GENERAL

  At the Meeting, fifteen (15) directors, which shall constitute the entire Board of Directors of the Company for the ensuing year, will be elected to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. The following persons have been nominated for election as directors: E. Larry Burrow, Claiborne P. Deming, Al Graves, Jr., Tommy Hillman, James V. Kelley, Roy E. Ledbetter, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, George F. Middlebrook, III, R. Madison Murphy, Robert C. Nolan, Cal Partee, Jr., Carolyn Tennyson and John D. Trimble, Jr. Should any of the nominees become unavailable for election for any reason, presently unknown, or be unable to serve, the persons named as proxies in the enclosed Proxy Card will vote for the election of such other person or persons as the Board of Directors may recommend.

  If the enclosed Proxy Card is duly executed, dated and received in time for the Meeting, it will be voted in accordance with the instructions of the stockholder(s). IF NO INSTRUCTIONS ARE INDICATED, THEN IT IS THE INTENTION OF THE PERSONS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED THEREBY TO ELECT THE FIFTEEN PERSONS NOMINATED FOR ELECTION AS DIRECTORS OF THE COMPANY.

VOTE REQUIRED FOR ELECTION

  THE ELECTION OF EACH DIRECTOR WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED, EITHER IN PERSON OR BY PROXY, AT THE ANNUAL MEETING.

NOMINEES FOR ELECTION AS DIRECTORS

  The following table represents certain information with respect to each nominee for director of the Company.

                                                                                  DIRECTOR
            NAME            AGE                BUSINESS EXPERIENCE                SINCE(1)
            ----            ---                -------------------                --------
 E. Larry Burrow (2)        63  Plant Manager of Partee Flooring Mill, Oil and      1983
                                 Timber Investments, principally engaged in Oil
                                 and Lumber
                                 Production
 Claiborne P. Deming (3)    43  Director, President and Chief Executive Officer     1987
                                 of Murphy Oil Corporation, principally engaged
                                 in Oil and Gas
                                 Exploration and Production
 Al Graves, Jr. (4)         61  Partner of Graves & Graves, Attorneys at Law         *
 Tommy Hillman              61  President of Winrock Farms, Inc.                    1997
 James V. Kelley            48  Chairman of the Board, President and Chief Ex-      1985
                                 ecutive
                                 Officer of the Company
 Roy E. Ledbetter           68  President and Chief Executive Officer of High-      1984
                                 land
                                 Industrial Park, Inc., A Subsidiary of Highland
                                 Resources, Inc., principally engaged in Indus-
                                 trial
                                 Development
 Michael F. Mahony (5)      53  Partner of Mahony & Yocum, Attorneys at Law         1981
 Richard H. Mason           60  President of Gibraltar Energy Company, princi-      1983
                                 pally
                                 engaged in Oil and Gas Exploration and Produc-
                                 tion
 Jack W. McNutt             63  Retired Director, President and Chief Executive     1990
                                 Officer of Murphy Oil Corporation, principally
                                 engaged in Oil and Gas Exploration and Produc-
                                 tion
 George F. Middlebrook, III 47  General Partner of Middlebrook Mineral Partner-     1997
                                 ship LLP, principally engaged in management of
                                 Oil and Gas
                                 Properties
 R. Madison Murphy (3)      40  Chairman of the Board of Murphy Oil Corporation,    1989
                                 principally engaged in Oil and Gas Exploration
                                 and
                                 Production
 Robert C. Nolan (3)        56  Chairman of the Board of Deltic Timber Corpora-     1982
                                 tion,
                                 Managing Partner of Munoco Company, principally
                                 engaged in Oil and Gas Exploration and Produc-
                                 tion
 Cal Partee, Jr. (2)        53  Partner of Partee Flooring Mill, Oil and Timber     1983
                                 Investments, principally engaged in Oil and
                                 Lumber
                                 Production
 Carolyn Tennyson           46  Timber Investments                                  1997
 John D. Trimble, Jr.       66  Managing Partner of Trimble Properties, princi-     1983
                                 pally
                                 engaged in Oil and Other Investments

--------
   * Initial Nomination
(1) All nominees, except Al Graves, Jr., are current directors of the Company. All current directors were elected at the last annual meeting on May 27, 1997, except George F. Middlebrook, III who was elected at the Board of Directors meeting on September 15, 1997.
(2) E. Larry Burrow is the brother-in-law of Cal Partee, Jr.

(3) Claiborne P. Deming, R. Madison Murphy and Robert C. Nolan are first cousins of each other.
(4) Al Graves, Jr. is the son of Albert Graves who is a director of The Citizens National Bank of Hope, Hope, Arkansas ("CNB"), which was acquired by the Company on March 30, 1998, and the brother of John Robert Graves who is a director, chief executive officer and president of CNB and as of April 1, 1998 is the South Arkansas Regional Chairman of the Company.
(5) Michael F. Mahony is the brother of Emon A. Mahony, Jr. who is a director of The City National Bank, Ft. Smith, Arkansas.

DIRECTOR NOMINATION AND QUALIFICATION

  The Board of Directors has a standing Nominating Committee. Names of all proposed nominees for election at the next annual meeting of Stockholders are referred to the Nominating Committee for its consideration. The Nominating Committee makes such inquiry into the qualification of proposed nominees as it deems appropriate and annually reports its findings to the Board of Directors concerning the qualifications of proposed nominees and submits its recommended slate of nominees. In making such recommendations, the Nominating Committee does not discriminate based upon the sex, race or religion of any proposed nominee. If approved by the Board of Directors, the Nominating Committee's recommended slate of nominees becomes the Board of Directors' recommended slate of nominees. It is the policy of the Nominating Committee to consider nominees recommended by Stockholders. The procedure to be followed by any stockholder who desires to recommend a nominee for consideration by the Nominating Committee is the same as that procedure disclosed under the caption "Stockholders Proposals" on page 18 of this Proxy Statement.

MEETINGS AND COMMITTEES OF THE BOARD

  During fiscal year 1997, the Company's Board of Directors held thirteen (13) meetings. With the exception of Directors Claiborne P. Deming and R. Madison Murphy, each incumbent director attended 75% or more of the meetings of the Board or meetings of the committees of the Board held during the periods in which they served as members of the Company's Board of Directors.

  Executive Committee. The Board of Directors has a standing Executive Committee which is authorized to exercise all authority of the Board of Directors in the intervals between the meetings of the Board of Directors with respect to the business affairs of the Company. The members of the Executive Committee are Directors James V. Kelley, Roy E. Ledbetter, Robert C. Nolan, Cal Partee, Jr. and John D. Trimble, Jr. During fiscal year 1997, the Executive Committee met twelve (12) times. Each member attended 75% or more of the meetings.

  Compensation, ESOP and Benefits Committee. The Board of Directors has a standing Compensation, ESOP and Benefits Committee which formulates policies and procedures with respect to compensation and benefits. The members of the Compensation, ESOP and Benefits Committee are Directors Claiborne P. Deming, Roy E. Ledbetter, Richard H. Mason and Robert C. Nolan. The functions of this Committee are (1) to review, approve and recommend to the Board salaries of all officers of the Company and of its wholly-owned banking subsidiaries; (2) to review, approve and recommend to the Board annually the aggregate amount to be expended as annual bonuses to executive officers of the Company and its wholly-owned banking subsidiaries; and (3) to review, oversee and approve the employee benefit plans of the Company. During fiscal year 1997, the Committee met two (2) times. Each member of the committee attended 75% or more of the meetings except Claiborne P. Deming and Richard H. Mason.

  Audit Committee. The Board of Directors has a standing Audit Committee which oversees the internal and external audit functions. The members of the Audit Committee are Directors E. Larry Burrow, Michael F. Mahony, Tommy Hillman, R. Madison Murphy, and John D. Trimble, Jr. The functions of the Audit Committee are (1) to review and examine the internal control, compliance and accounting operating systems of the Company and its subsidiary banks; (2) to recommend to the Board any changes in policy deemed necessary as a result of this review; and (3) to recommend to the Board and Stockholders the appointment of the Company's external audit firm. During fiscal year 1997, the Committee met four (4) times. Each member attended 75% or more of the meetings.

  Nominating Committee. The Board of Directors has a standing Nominating Committee, the sole function of which is to nominate candidates to the Board of Directors. The members of the Nominating Committee are Directors E. Larry Burrow, John D. Trimble, Jr., Jack W. McNutt, and Carolyn Tennyson. During fiscal year 1997, the Nominating Committee met one (1) time. The meeting was attended by all members of the committee.

COMPENSATION OF DIRECTORS

  All members of the Board of Directors of the Company other than executive officers are paid a retainer of $300 per month in addition to a fee of $400 per meeting for all regular and special meetings of the Board which they attend. Members of the Board serving on Board committees are paid a fee of $100 for each committee meeting they attend and committee chairmen receive an additional $50 for each meeting they attend.

  Directors receive no other cash or cash-equivalent forms of remuneration solely in their capacities as directors of the Company or its subsidiaries. Officers of the Company and its subsidiaries who also serve on the Company's Board are not paid a fee for serving in the capacity of director. The total cost to the Company for such fees during 1997 was $117,850.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  The Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock must file reports of ownership and changes of ownership in the Company with the Securities and Exchange Commission and the National Association of Securities Dealers pursuant to
Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act"). Additionally, Item 405 of Regulation S-K under the Act requires the Company to identify in its proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Except as described below, to the Company's knowledge, based exclusively on a review of the copies of the reports provided to the Company and on information and written representations provided to the Company by individual executive officers and directors, the Company believes during fiscal year 1997, all filing requirements applicable to executive officers and directors have been made in compliance with Section 16(a) and the rules promulgated thereunder. Directors Tommy Hillman, George F. Middlebrook, III, and Carolyn Tennyson, all of whom were elected as directors during 1997, filed a late report on Form 3 reporting their respective initial beneficial ownership of Company securities.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Arthur Andersen LLP, certified public accountants, serve as the Company's independent auditors for the fiscal year ending December 31, 1998, and the Board of Directors has directed that such appointment be submitted to the Stockholders at the Meeting for their ratification and approval thereof. The Company has been advised by Arthur Andersen LLP that neither it nor any of its partners or associates has any relationship with the Company other than the usual relationship that exists between independent public accountants and clients. If the foregoing appointment is rejected by the Stockholders, the Board of Directors will appoint an independent auditor to serve for the fiscal year ending December 31, 1998, whose appointment to serve for any period subsequent to the 1999 Annual Meeting shall be subject to Stockholders' approval at such Annual Meeting.

  Representatives of Arthur Andersen LLP will be present at the Meeting, will have an opportunity to make a statement to the Stockholders, if desired, and will be available to respond to appropriate questions from Stockholders.

  In connection with its audit of the books and accounts of the Company for the fiscal year ended December 31, 1997, Arthur Andersen LLP examined the Company's annual consolidated financial statements, performed a review of its consolidated annual and quarterly filings with the Securities Exchange Commission, and consulted with the Company concerning other accounting and certain tax matters.

  THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

          PROPOSED AMENDMENTS TO COMPANY'S ARTICLES OF INCORPORATION

PROPOSALS INDEPENDENT OF EACH OTHER

  The Board of Directors believes it would be in the best interest of the Company to amend Article Fourth and Article Seventh of the Company's Articles of Incorporation. The adoption or rejection of the proposed amendments is not related and approval or disapproval of one amendment will not have any effect on the other proposed amendment.

VOTE REQUIRED

  EACH PROPOSED AMENDMENT MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY TO BECOME EFFECTIVE.

PROPOSED AMENDMENT TO ARTICLE FOURTH AND REASONS FOR THE PROPOSED AMENDMENT

  The Board of Directors has determined that it is in the best interest of the Company to amend the Company's Articles of Incorporation ("Articles") to increase the number of authorized shares of Company common stock, $1.00 par value ("Common Stock"), from 24,000,000 shares to 50,000,000 shares. There will be no change in the par value of each share of common stock and the amendment will not affect the number of shares of preferred stock authorized, which is 500,000 shares. The full text of the proposed amendment to Article Fourth is set forth below under the heading "Proposed Article Fourth".

  On March 18, 1998, the Company had 10,276,772 shares of its authorized Common Stock issued and outstanding. As a result of the Company's March 30, 1998 merger acquisitions of Citizens National Bancshares of Hope, Inc., Hope, Arkansas and First Republic Bancshares, Inc., Rayville, Louisiana, 12,646,523 shares of Common Stock are currently issued and outstanding. The Common Stock is traded on the National Association Securities Dealers Automated Quotations-National Market System ("NASDAQ") under the symbol of "UNTD".

  If the proposed amendment is approved, the newly authorized but unissued shares will be available for issuance from time to time at the discretion of the Board of Directors for such purposes and consideration as the Board may approve. Generally, no shareholder approval is required for the issuance of authorized but unissued shares of Common Stock, except as provided by the rules of NASDAQ, the Arkansas Business Corporation Act of 1987, as amended, and Article Seventh of the Company's Articles as discussed below. Unissued shares of Common Stock will be available at the discretion of the Board of Directors for, among other things, future stock splits, stock dividends, acquisitions, or issuance upon exercise of stock options or to raise additional capital in public or private sales. The Board of Directors has authorized the issuance of shares for such purposes in the past and, specifically, the Company has acquired additional banks and bank holding companies and given Common Stock in consideration therefor, and may use a portion of the newly authorized shares to pursue future acquisitions. The Company has no present plans or proposals to issue shares that would be authorized by the proposed amendment, although it may consider a stock split that could not be made if the amendment is not approved. Unless otherwise required, the Company does not intend to seek additional shareholder authorization to issue the shares of Common Stock authorized by this proposal.

  Shareholders have no preemptive rights to acquire shares issued by the Company under its existing Articles, and shareholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Company's Articles. Under some circumstances, issuance of additional shares of Common Stock could dilute the voting rights and equity and earnings per share of existing shareholders. This increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Company more difficult. The Board of Directors' purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.

PROPOSED ARTICLE FOURTH

  FOURTH: The total number of shares of authorized capital stock which the corporation shall have the authority to issue shall be as follows:

                                                              PAR VALUE
                 SHARES                  CLASS                PER SHARE
                 ------                  -----                ---------
               50,000,000              Common                   $1.00
                  500,000              Preferred                $1.00

  The Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of any class of stock, or one (1) or more series within a class, before the issuance of such class or series, respectively, and may amend the Articles of Incorporation to set forth such preferences, limitation, and relative rights without shareholders' approval or action.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION.

PROPOSED AMENDMENT TO ARTICLE SEVENTH AND REASONS FOR THE PROPOSED AMENDMENT

  The Board of Directors anticipates that the Company may in the future acquire additional subsidiaries in exchange for Common Stock. The proposed amendment would provide for a more efficient assimilation of new subsidiaries into the First United system through such acquisitions. At the present time the Company must hold special shareholders meetings for certain transactions that Arkansas law and the rules of NASDAQ would allow it to complete without holding such meetings. It is estimated that the cost of such a special shareholders meeting is $50,000. The Board of Directors believes that the interests of the shareholders would be better served by allowing such transactions when the number of shares being issued in any one transaction does not equal or exceed twenty percent (20%) of the Company's previously outstanding Common Stock.

  During 1997 the Company entered into four separate agreements to acquire additional banks in exchange for common stock of the Company. Under the present Articles special shareholders meetings were necessary to approve three of the acquisitions. Less than twenty percent (20%) of the Company's previously outstanding common stock was issued in each of the transactions. The full text of Article Seventh presently in effect is set forth under the heading "Article Seventh Presently in Effect."

  The proposed amendment to Article Seventh conforms with Arkansas law and the rules of NASDAQ and would allow the Board of Directors to approve such transactions without a shareholders vote if the number of shares to be issued in any one transaction does not equal or exceed twenty percent (20%) of the number of shares issued and outstanding immediately prior to consummation. The proposed amendment would eliminate the present requirement that shareholder approval be obtained for any transaction if it would cause the total number of shares issued during any consecutive twelve month period in connection with such transactions to exceed twenty percent (20%) of the number of shares of common stock outstanding immediately prior to consummation of the transaction. The full text of the proposed amendment is set forth under the heading "Proposed Article Seventh."

  The proposed amendment would retain the present requirement of shareholder approval by two-thirds of all shares issued and outstanding and entitled to vote for (i) any transaction pursuant to which a purchaser would acquire control of the Company, (ii) any transaction in which the number of shares of Common Stock to be issued exceeds the levels described above, (iii) any sale, exchange, lease or other disposition of all or substantially all of the Company's assets and property other than in the usual and regular course of business, (iv) any dissolution or liquidation of the Company or (v) any amendment to the Articles of Incorporation.

ARTICLE SEVENTH PRESENTLY IN EFFECT

  SEVENTH: Except upon the approval of two-thirds ( 2/3) of all shares issued and outstanding that are entitled to vote at a duly called shareholders meeting, the corporation shall not:

    (i) effect any transaction pursuant to which a purchaser would acquire control of the corporation, whether by merger, consolidation, purchase of stock or otherwise,

    (ii) effect a merger or share exchange with another entity pursuant to which the corporation would issue shares of common stock in an amount greater than twenty percent (20%) of the number of shares of common stock issued and outstanding immediately prior to consummation of the transaction,

    (iii) effect a merger or share exchange with another entity pursuant to which the corporation would issue shares of common stock in an amount that would cause the total number of shares issued during any consecutive twelve month period in connection with such transactions to exceed twenty percent (20%) of the number of shares of common stock issued and outstanding immediately prior to consummation of the transaction,

    (iv) sell, exchange, lease or otherwise dispose of all or substantially all of the corporation's assets and property other than in the usual and regular course of business of the corporation,

    (v) effect a dissolution or liquidation of the corporation, or

    (vi) amend these Articles of Incorporation.

PROPOSED ARTICLE SEVENTH

  SEVENTH: Except upon the approval of two-thirds ( 2/3) of all shares issued and outstanding that are entitled to vote at a duly called shareholders meeting, the corporation shall not:

    (i) effect any transaction pursuant to which a purchaser would acquire control of the corporation, whether by merger, consolidation, purchase of stock or otherwise,

    (ii) effect a plan or arrangement to acquire another entity pursuant to which the corporation would issue shares of common stock in an amount equal to or greater than twenty percent (20%) of the number of shares of common stock issued and outstanding immediately prior to consummation of the transaction,

    (iii) sell, exchange, lease or otherwise dispose of all or substantially all of the corporation's assets and property other than in the usual and regular course of business of the corporation,

    (iv) effect a dissolution or liquidation of the corporation, or

    (v) amend these Articles of Incorporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO ARTICLE SEVENTH TO THE ARTICLES OF INCORPORATION.

              EXECUTIVE COMPENSATION AND CERTAIN SECURITY HOLDERS

REPORT OF THE COMPENSATION, ESOP AND BENEFITS COMMITTEE

  In order to enhance disclosure of the Company's policy toward executive compensation and to comply with the rules of the Securities and Exchange Commission, the Compensation, ESOP and Benefits Committee

("Committee"), in their capacity as such Committee, submits the following report addressing the Company's policy toward executive compensation as it relates to the named executive officers for fiscal year 1997.

 Compensation Policy

  The executive compensation policy of the Company is to compensate executives in a manner where a reasonable relationship exists between the maximization of corporate earnings and executive pay. The Company's compensation program creates an incentive to improve overall performance relative to other financial institutions within the Company's peer group. However, the Company does not seek to provide executives with incentives to take undue risk and thereby impair the Company's financial strength. The goal of the Company's policy is to retain and motivate key employees with bonuses based upon individual bank performance and initiatives as well as the Company's performance. The Company's performance is primarily measured by internal goals and performance levels compared to industry peers. If the Company achieves or exceeds internal goals and industry performance levels, executive compensation normally will be higher than in years where such goals and levels are not achieved. In order to attract and retain highly qualified executives the Company maintains an Employee Stock Ownership Plan and an Equity Participation Plan which ensures that such executives will have a long-term stake in the success of the Company.

 Measures of Performance

  The Committee measures the Company's performance by examining earnings per share, return on assets and the level of nonperforming loans and assets. A further analysis is done by comparing these factors with the Company's internal goals, prior year's performance and peer group averages. The Company's revenues in fiscal year 1997 were derived almost exclusively from the commercial banking industry. Therefore, the Company measured its performance against a peer industry average index comparing itself and its banks to commercial banks which most closely resemble the Company's banks in asset size.

 Executive Compensation

  The Company's executive compensation program for fiscal year 1997 consisted of (1) annual base salary, adjusted from fiscal year 1996, (2) executive bonus based on the performance measures described above, (3) contributions to the Company's Employee Stock Ownership Plan and (4) contributions to whole life insurance policies for selected executives. The Committee feels that the above named types of compensation provide an effective incentive for executives.

  The Company's management was focused in their pursuit of maximizing earnings and maintaining a low level of non-performing assets which resulted in a significantly better 1997 performance. Notwithstanding the performance-based criterion noted in the preceding paragraph, various other factors are considered in determining the appropriate level of executive compensation. Other factors may include cost of living adjustments, as well as the individual's past performance and potential with the Company.

  The Committee has awarded executive compensation based upon the Company's performance and believes that this correlation results in an enhanced synergy between corporate goals and the interests of shareholders. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that the level of executive compensation in fiscal year 1997 is reflective of the foregoing compensation policy and performance goals of the company.

 Compensation of Chief Executive Officer

  The Company paid Mr. Kelley a base salary of $260,000 in 1997. Mr. Kelley's salary is considered appropriate by the Committee based upon his years of experience in this position. Additionally, the Committee considered Mr. Kelley's salary to be competitive when compared to other financial institutions within the Company's peer group.

  Mr. Kelley was awarded an annual bonus of $105,000 for 1997. The Committee considered the 27.3% increase in market value of the Company's Common Stock during 1997 as well as the 6.61% increase in earnings per share, the 13.94% return on average equity and the 1.37% return on average assets sufficient to merit the granting of his bonus.

                                          Respectfully Submitted,

                                          Compensation, ESOP and Benefits
                                           Committee

                                          /s/ Robert C. Nolan, Chairman
                                          /s/ Roy E. Ledbetter
                                          /s/ Richard H. Mason
                                          /s/ Claiborne P. Deming

STOCK PERFORMANCE

  The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1993, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1997 with the cumulative total returns on the S&P 500 Index and the Dow Jones Regional Bank Index. The comparison assumes $100 was invested on December 31, 1992, in the Company's Common Stock and in each of the foregoing indices with reinvestment of the dividends.

                                     LOGO

                                         1992  1993   1994   1995   1996   1997
                                         ---- ------ ------ ------ ------ ------
First United Bancshares................. 100  116.37 122.27 171.63 209.38 271.71
Industry Index.......................... 100  105.14 104.50 156.68 216.25 329.20
Broad Market............................ 100  110.08 111.54 153.45 188.69 251.64

COMPENSATION OF MANAGEMENT

  The Company does not directly compensate the officers and management for serving in that capacity. Compensation is provided by The First National Bank of El Dorado, El Dorado, Arkansas ("El Dorado"), First National Bank of Magnolia, Magnolia, Arkansas ("Magnolia"), Merchants and Planters Bank, N.A., Camden, Arkansas ("Camden"), City National Bank of Fort Smith, Ft. Smith, Arkansas ("Ft. Smith"), Commercial Bank at Alma, Alma, Arkansas ("Alma"), First United Bank, Stuttgart, Arkansas ("Stuttgart"), The Bank of North Arkansas, Melbourne, Arkansas ("Melbourne"), FirstBank, Texarkana, Texas ("Texarkana"), Fredonia State Bank, Nacogdoches, Texas ("Nacogdoches"), City Bank & Trust of Shreveport, Shreveport, Louisiana ("Shreveport"), and First United Trust Company, N.A., El Dorado, Arkansas ("Trust Company"), the wholly-owned subsidiaries of the Company. However, the Company does reimburse each such wholly-owned or controlled banking subsidiary for the Company's officer remuneration, which amount of reimbursement is set by the Company's Board of Directors. The Company does compensate its directors for serving in that capacity as previously discussed. The following information reflects compensation, remuneration and transactions with the Company, El Dorado, Magnolia and Ft. Smith for the period beginning January 1, 1997, and ending December 31, 1997. The following table sets forth the compensation paid by the Company, and its subsidiaries, during the fiscal year 1997 to the highest paid executive officers of the Company and to all named executive officers of the
Company:

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                          ----------------------------------------- --------------------------------------
                          FISCAL                                    RESTRICTED
                           YEAR                        OTHER ANNUAL   STOCK      SECURITIES    ALL OTHER
NAME AND PRINCIPAL         ENDED                       COMPENSATION  AWARD(S)    UNDERLYING   COMPENSATION
POSITION                  DEC. 31 SALARY ($) BONUS ($)  (1)(2) ($)     ($)       OPTIONS (#)   ($) (3)(4)
------------------        ------- ---------- --------- ------------ ----------   -----------  ------------
James V. Kelley            1997    260,000    105,000     3,403       24,886(5)    19,869(6)     8,981
President, Chairman,
 Chief                     1996    225,000     95,000     3,403      297,294       38,681        9,000
Executive Officer and      1995    225,000     82,500     3,403       15,872        4,612        8,247
Director of the Company
Robert G. Dudley (7)       1997    110,000     10,000     8,027          N/A          N/A        6,933
President and Director
 of                        1996    106,000     10,000     8,027          N/A          N/A        7,173
El Dorado;                 1995    102,000     10,000     8,027          N/A          N/A        6,355
Secretary of the Company
John E. Burns (7)          1997     94,000     15,000       N/A          N/A          N/A        5,258
Senior Vice President
 and                       1996     80,000      4,500       N/A          N/A        2,863        5,045
Chief Financial Officer    1995     75,000                  N/A          N/A          N/A        4,055
of the Company
Jim N. Harwood             1997    170,000     50,000       N/A          N/A          N/A        8,981
President, Chief Execu-
 tive                      1996    160,000     40,000       N/A          N/A        5,725        9,000
Officer and Director       1995    149,000     32,000       N/A          N/A          N/A        8,247
 of Ft. Smith

--------
(1) El Dorado provides whole life insurance policies for the benefit of Messrs. Kelley and Dudley. For the year ended December 31, 1997 the amounts paid by El Dorado for the policies for Messrs. Kelley and Dudley were, respectively, $3,403 and $8,027. This compensation is included within the Other Annual Compensation Column.
(2) Amounts representing certain personal benefits are not included in this table. The Company and its subsidiaries have a policy of providing country club services and automobiles to certain officers. The key employees of these benefits are selected by the respective subsidiaries' Boards of Directors. In the Company's estimation, the dollar amount of such items for the personal benefit of each named individual does not exceed ten percent (10%) of the aggregate compensation for any individual.

(3) The Company contributed cash contributions to an employee stock ownership plan ("ESOP") during fiscal year 1997 which is included as All Other Compensation. The Company makes cash contributions to the ESOP for the purchase of the Company's Common Stock for the benefit of covered employees. All employees over 20 and one-half years of age who have six months service with the Company and work 1,000 hours or more per year are covered by the ESOP. Contributions to the ESOP are discretionary. The Board of Directors determines the contribution each year up to a maximum of 15% of covered compensation. Each covered employee is allocated the same percentage of covered compensation. For the year ended December 31, 1997, the amount of the Company's contribution allocated to the accounts of Messrs. Kelley, Dudley, Burns and Harwood were, respectively $8,981, $6,933, $5,258 and $8,981.
(4) Contributions for officers to the Company's pension plan are not included in the above table since they cannot readily be individually calculated by the regular actuaries for the plan. However, current compensation covered by the plan does not differ by more than ten percent (10%) from the covered compensation set forth in the annual compensation columns of the Summary Compensation Table for any named executive officer. Covered compensation covers basic compensation and bonuses or incentive compensation paid to all plan participants. The following table sets forth the annual life annuity, payable under the qualified pension plan to participating employees in the specified remuneration and years of service classification. The benefits provided by the pension plan are computed on a straight life annuity basis and are subject to a deduction for social security benefits.

                              PENSION PLAN TABLE

               SCHEDULE OF ESTIMATED ANNUAL RETIREMENT BENEFITS

         FINAL
        AVERAGE
      COMPENSATION                       YEARS OF SERVICE
      ------------      ------------------------------------------------------------------
                          10            15            20            25            30
                          --            --            --            --            --
      $ 20,000          $ 2,400       $ 3,600       $ 4,800       $ 6,000       $ 7,200
      $ 30,000          $ 3,930       $ 5,859       $ 7,860       $ 9,825       $11,789
      $ 50,000          $ 7,719       $11,579       $15,438       $19,298       $23,157
      $ 80,000          $13,705       $20,588       $27,410       $34,263       $41,115
      $100,000          $17,705       $26,558       $35,410       $44,263       $53,115
      $150,000          $27,705       $41,558       $55,410       $69,263       $83,115

  The final average compensation is averaged over the highest three (3) consecutive years of employment. Benefits commence at age 65, the normal retirement date, and continue for the lifetime of the participant, with 120 payments guaranteed. The estimated credited years of service for Mr.
  Kelley, Mr. Dudley, Mr. Burns and Mr. Harwood are 13, 37, 14, and 9, respectively.
(5) On January 21, 1997, a restricted stock option for 701 shares of the Company's Common Stock was granted to the indicated executive officer. The closing market price of the Company's unrestricted Common Stock on the date of the grant was $35.50 resulting in a dollar value of $24,885. Shares of the Company's Common Stock subject to the restricted option may be acquired at no cost by the executive officer. Restricted options vest cumulatively over a four year period, beginning one year following the date of the grant. Vesting occurs 100% four years after the date of the grant.
(6) On January 21, 1997, a non-statutory stock option of 6,603 shares of the Company's Common Stock was granted to the indicated executive officer. Such grant was made at $32.49 per share. Non-statutory options vest cumulatively over a four (4) year period, beginning one year following the date of the grant. Vesting occurs twenty-five percent (25%) per year up to one hundred percent (100%) vesting four (4) years after the date of the grant.
(7) Robert G. Dudley retired on January 31, 1998 and was succeeded as Secretary of the Company by John E. Burns.

OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  At the close of business on March 18, 1998 the record date for the Meeting, the Company had issued and outstanding 10,276,772 shares of $1.00 Par Value, Common Stock. Listed in the following table are those Stockholders known to the Company's management, as of March 18, 1998, who own beneficially 5% or more of the Company's Common Stock.

                                                        AMOUNT AND
                                                        NATURE OF
                                                        BENEFICIAL    PERCENT
 TITLE OF CLASS   NAME AND ADDRESS OF BENEFICIAL OWNER  OWNERSHIP     OF CLASS
 --------------   ------------------------------------  ----------    --------
Common Stock,     Warren A. Stephens Trust; the W.R.    1,194,763(1)   11.63%
 Par Value $1.00  Stephens, Jr. Revocable Trust; the
                  W.R. Stephens, Jr. Trust; the Bess C.
                  Stephens Trust (2); the Elizabeth Ann
                  Stephens Campbell Revocable Trust;
                  Craig Campbell Revocable Trust;
                  Jackson T. Stephens; and Stephens
                  Group, Inc.
                  111 Center Street, Suite 2400
                  Little Rock, Arkansas 72201

--------
(1) All shares, except as described below, were held in trust and administered by the Bank of New York until December 30, 1996 when the trust terminated and the shares were distributed to the beneficial owners. The trust was created and the shares deposited therein upon the consummation of the merger by and between the Company and InvestArk Bankshares, Inc. on June 14, 1994. The Bess C. Stephens Trust beneficially owns a total of 521,932 shares or 5.08% of the Company's Common Stock, which total includes 311,826 shares that were not part of the trust administered by the Bank of New York. Additionally, the W. R. Stephens, Jr. Trust beneficially owns 3,150 shares of the Company's Common Stock and the Craig Campbell Revocable Trust beneficiary owns 1,000 shares of the Company's Common Stock which were not part of the trust. The Company expresses no opinion as to whether the beneficial owners constitute a "group" as defined in
    Section 13(d)(3) of the Exchange Act.
(2) The Bess C. Stephens Trust is the successor in interest to the ownership of the Company's Common Stock previously held by the W. R. Stephens Trust which was liquidated on February 6, 1996.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the nature and extent of ownership of the Common Stock of the Company by its directors, nominees for election and directors, each of the executive officers named in the Summary Compensation Table and all of the company's directors and officers as a group as of February 1, 1998.

                                                             AMOUNT AND
                                                             NATURE OF   PERCENT
                                                             BENEFICIAL    OF
NAME OF BENEFICIAL OWNER                                    OWNERSHIP(1)  CLASS
------------------------                                    ------------ -------
John E. Burns (2)(16).....................................      3,090        *
E. Larry Burrow (3).......................................     30,117        *
Claiborne P. Deming (4)...................................    213,961     2.08%
Robert G. Dudley (3)(5)(6)................................      8,680        *
Al Graves, Jr. (7)........................................     60,739        *
Jim N. Harwood (8)(16)....................................      6,959        *
Tommy Hillman (9).........................................     65,434        *
James V. Kelley (10)(16)..................................     27,541        *
Roy E. Ledbetter (11).....................................     15,475        *
Michael F. Mahony (6)(12).................................     29,201        *
Richard H. Mason..........................................      1,581        *
Jack W. McNutt............................................     12,000        *
George F. Middlebrook, III (13)...........................     82,375        *
R. Madison Murphy (14)....................................     80,724        *
Robert C. Nolan (6)(15)...................................    288,472     2.81%
Cal Partee, Jr............................................     19,773        *
Carolyn Tennyson..........................................        300        *
John D. Trimble, Jr.......................................     43,458        *
All Directors, Nominee for Director and Executive Officers
 as a Group (18 Persons)..................................    989,880     9.63%

--------
  *Percentage of shares of Common Stock held is less than one percent (1%) of the issued and outstanding shares of Common Stock of the Company.
 (1) All shares listed represent Common Stock held in the company and are owned of record with beneficial ownership thereof except as described in certain of the following notes.
 (2) A total of 2,465 shares listed were owned of record by the Company's Employee Stock Ownership Plan in which John E. Burns has a beneficial interest.
 (3) Share totals exclude 189,051 shares owned of record by First Land & Investment Company. Mr. Burrow is a director and stockholder of First Land & Investment Company along with seven other directors of First Land & Investment Company, including Robert G. Dudley who served as Secretary of the Company and President of First National Bank of El Dorado. Messrs. Burrow and Dudley expressly disclaim beneficial ownership of such shares.
 (4) Claiborne P. Deming owned of record 148,911 shares; 65,050 shares were held by Mr. Deming as sole trustee of trusts for the benefit of his children who all live in his household and in which he disclaims any beneficial interest.

 (5) Robert G. Dudley owned of record 1,980 shares; 6,250 shares were owned of record by the Company's Employee Stock Ownership Plan in which Mr. Dudley had a beneficial interest; 450 shares were owned of record by Mr. Dudley's spouse, beneficial interest in such shares is expressly disclaimed by Mr. Dudley.
 (6) Share totals exclude 321,948 shares owned of record by First Land & Timber Corporation. Messrs. Mahony and Nolan are directors and stockholders of First Land & Timber Corporation along with five other directors of First Land & Timber Corporation, including Robert G. Dudley who served as Secretary of the Company and President of First National Bank of El Dorado. Messrs. Mahony, Nolan and Dudley expressly disclaim beneficial ownership of such shares.
 (7) As of February 1, 1998 Al Graves, Jr. did not own any shares of Company Common Stock. However, the share total reflects the ownership of shares of Company Common Stock on March 30, 1998 as a result of the merger acquisition of Citizens National Bancshares of Hope, Inc. by the Company as follows: Mr. Graves owned of record 46,987; Mr. Graves and his spouse owned of record 1,765 shares; Mr. Graves' spouse owned of record 1,381 shares, beneficial interest in such shares is expressly disclaimed by Mr. Graves; and Mr. Graves' spouse and stepdaughter owned of record 1,847 shares, beneficial interest in such shares is expressly disclaimed by Mr. Graves. In addition, on March 30, 1998, Mr. Graves beneficially owned 8,759 shares by virtue of his proportionate partnership interest in the Graves Family Partnership.
 (8) Jim N. Harwood and his wife owned of record 2,861 shares; 2,848 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Harwood had a beneficial interest.
 (9) Tommy Hillman owned of record 43,679 shares; Tommy Hillman and his wife owned of record 9,871 shares; Tommy Hillman Farms which is owned by Mr. Hillman owned of record 7,176 shares; Mr. Hillman's wife owned of record 80 shares; A total of 4,628 shares were owned of record by Mr. Hillman's self-directed IRA. Mr. Hillman's two (2) adult sons each own 640 shares in which Mr. Hillman expressly disclaims beneficial interest in such shares.
(10) James V. Kelley owned of record 300 shares; 8,314 shares were owned of record by the Company's Employee Stock Ownership Plan in which shares Mr. Kelley had a beneficial interest.
(11) Share total excludes 50,274 shares owned of record by Highland Industrial Park, Inc. Roy E. Ledbetter, who is an officer of Highland Industrial Park, Inc., expressly disclaims beneficial interest in such shares.
(12) Michael F. Mahony owned of record 27,701 shares; 1,500 shares were owned of record by Mr. Mahony's spouse, beneficial interest in such shares is expressly disclaimed by Mr. Mahony.
(13) George Middlebrook, III and his spouse owned of record 55,816 shares; Mr. Middlebrook's spouse owned of record 4,813 shares; 6,686 shares were owned of record by Mr. Middlebrook as custodial for his minor son; 15,060 shares were owned of record by Mr. Middlebrook as custodian for his minor niece and nephews.
(14) R. Madison Murphy and his wife owned either indirectly or of record 80,724 shares; of such shares 9,787 shares were held by R. Madison Murphy as trustee of trusts for the benefit of minor children; 1,035 shares were held by Mr. Murphy as trustee of trusts for the benefit of his minor nieces and nephews; 3,307 shares were held by others as trustees of trusts for the benefit of Mr. Murphy's minor children; 4,327 shares are owned of record by Mr. Murphy's spouse; beneficial interest in all of such shares is expressly disclaimed by Mr. Murphy. Additionally, Mr. Murphy beneficially owns 7,200 shares by virtue of a residuary interest in a trust of which he is not a trustee.
(15) Robert C. Nolan owned of record 81,064 shares; 1,000 shares were owned of record by Mr. Nolan's spouse; Mr. Nolan as Trustee (with shared voting and investment power) controlled 207,408 shares; 22,232 shares are owned by Mr. Nolan's adult children and his minor grandsons, beneficial interest in which is expressly disclaimed by Mr. Nolan.
(16) Share totals include shares issuable upon the exercise of options within a period of sixty (60) days from March 18, 1998, as follows: Mr. Burns-- 625 shares; Mr. Harwood--1,250 shares; and Mr. Kelley--18,927.

                             OPTION GRANTS IN 1997

  The following table shows information concerning stock options granted during 1997, as noted in the Summary Compensation Table, to the Company's Chief Executive Officer, which includes hypothetical realizable values for those options (assuming they were exercised at the end of the ten year term) and the hypothetical gain to all holders of Common Stock at the end of that ten year period, in each case assuming the Common Stock had achieved accumulative appreciation of 5% and 10% per year. None of the below described options were eligible to be exercised during 1997.

                                                                           POTENTIAL REALIZABLE VALUES AT ASSUMED
                                                                                      ANNUAL RATES OF
                                                                                     STOCK APPRECIATION
                                      INDIVIDUAL GRANTS                             FOR OPTION TERM (3)
                     ----------------------------------------------------- --------------------------------------
                     NUMBER OF
                     SECURITIES  % OF TOTAL
                     UNDERLYING   OPTIONS
                      OPTIONS    GRANTED TO EXERCISE   MARKET                   0%           5%          10%
                      GRANTED    EMPLOYEES    PRICE     PRICE   EXPIRATION DOLLAR GAINS DOLLAR GAINS DOLLAR GAINS
       NAME            (#)(2)     IN 1997   ($/SHARE) ($/SHARE)    DATE        ($)          ($)          ($)
       ----          ----------  ---------- --------- --------- ---------- ------------ ------------ ------------
James V. Kelley          701(4)      9.6%       -0-     35.50   01/21/2007    24,886          40,538       64,548
                       6,603(5)     90.4%     32.49     35.50   01/21/2007    19,875         167,320      393,473
Dollar Gains of All
 First United
 Stockholders(1)                                                                        $229,480,000 $581,460,000

--------
(1) Total dollar gains are based on the indicated assumed annual rates of appreciation and calculated on the 10,276,772 shares of Common Stock outstanding as of December 31, 1997.
(2) There were no SARs granted to the Chief Executive Officer or any other executive officer in 1997.
(3) The potential realizable values represent future opportunity and have not been reduced to present value in 1997 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the SEC for illustration purposes, and these rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the named executive officer. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full 10-year term of the options. For example, in order for the individuals named above who received options with an exercise price of $32.49 per share to realize the potential values set forth in the five percent and ten percent columns in the table above, the price per share of First United Common Stock would have to be approximately $57.83 and $92.08 respectively.
(4) In 1997, the Company granted Mr. Kelley, with regard to services for the Company, a restricted stock option to purchase a total of 701 shares of the Company's Common Stock at no cost. Such options shall not be exercisable prior to the date five years, or after the date ten years, from the date such option was granted.
(5) On January 21, 1997, the Company granted Mr. Kelley, with regard to services for the Company, a non-statutory stock option to purchase 6,603 shares of the Company's Common Stock at an exercise price of $32.49 per share.

               OPTION EXERCISES IN 1997 AND 1997 YEAR-END VALUES

  The following table shows information concerning stock option exercises in 1997 and the year-end value of unexercised options.

              SHARES             NUMBER OF SECURITIES
             ACQUIRED           UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                ON     VALUE        OPTIONS AT 1997         IN-THE-MONEY OPTIONS
             EXERCISE REALIZED         YEAR-END               AT 1997 YEAR-END
     NAME       (#)     ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE($)
     ----    -------- -------- ------------------------- ---------------------------
   James V.
    Kelley     -0-      -0-          15,546/44,834            308,775/1,043,217
   John E.
    Burns      -0-      -0-             625/ 1,875              9,700/  29,100
   Jim Har-
    wood       -0-      -0-           1,250/ 3,750             19,400/  58,200

SEVERANCE AGREEMENT

  A 1992 Severance Agreement between the Company, El Dorado and James V. Kelley provides for severance payments to Mr. Kelley in the event his employment terminates under certain conditions within two years of a change in control of the Company, as defined in the Agreement. In the event of a covered termination Mr. Kelley shall be entitled to receive total cash payments equal to twice his annual salary plus normal bonuses. Such payments shall be payable in equal monthly installments for twenty-four months, with an additional amount equal to the monthly payment times an annual increase in the Urban Consumer Price Index payable during the second twelve month period. Mr. Kelley would also be entitled to receive in twenty-four monthly installment cash payments equal to (i) the amount of any accrued but unvested benefits under any defined benefit or defined contribution employee benefit plan forfeited as a result of the termination, (ii) the increase in Mr. Kelley's accrued benefit under any defined benefit plan during the plan year preceding termination and
(iii) the average of contributions allocated to Mr. Kelley's account under any defined contribution plan during the two plan years preceding termination. The Company would be obligated for twenty-four months after termination to provide insurance coverages for Mr. Kelley and his beneficiaries equivalent to those provided by the Company and in effect at the time of termination.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  The Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with officers of the Company and El Dorado, Magnolia, Camden, Ft. Smith, Alma, Stuttgart, Texarkana, Melbourne, Nacogdoches, Shreveport, and the Trust Company; directors of the Company and El Dorado, Magnolia, Camden, Ft. Smith, Alma, Stuttgart, Texarkana, Nacogdoches, Melbourne, Shreveport, and the Trust Company; associates of such persons and principal Stockholders. Loans made to this group, including companies in which they are principal owners (10% or more ownership interest) amounted to approximately $22,993,000 as of December 31, 1997, which represents 11.67% of the Company's equity capital. Such transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, and did not involve more than the normal risk of collectibility or present other unfavorable features.

  Michael F. Mahony is a partner in the law firm of Mahony & Yocum, El Dorado, Arkansas. The Company retained such law firm as counsel for El Dorado during fiscal year 1997. Such firm received legal fees from El Dorado based upon an hourly basis at rates comparable to those prevailing in the market.

  First Land & Timber Corporation ("FLT"), of which Robert G. Dudley serves as President and director and Michael F. Mahony and Robert C. Nolan also serve as directors, leases certain real property to El Dorado on an annual basis composed of the parking lot at the main bank; and ground leases on real property occupied by the east and west motor bank branch locations.

  During 1997, Arkansas Oklahoma Gas Co. had a line of credit from Ft. Smith in the principal amount of $6,000,000 at a variable rate of interest which is calculated as National Prime Rate minus 0.75% (interest adjusted and paid quarterly). The largest amount of indebtedness in 1997 was $4,700,000 and as of December 31, 1997, the outstanding indebtedness was $4,400,000. The W. R. Stephens, Jr. Trust and Elizabeth Ann Stephens Campbell Revocable Trust each own 33 1/3% of the shares of A.O.G. Corporation, which is a 100% owner of Arkansas Oklahoma Gas Co. See footnote 1 on page 13 of this Proxy Statement.

  El Dorado, Magnolia, Camden, Ft. Smith, Stuttgart, Texarkana, Melbourne and the Trust Company maintained brokerage accounts with Stephens Inc. in 1997 in which the total commissions earned by Stephens Inc. was $165,900. The Company's Defined Benefit Plan and Trust maintained an account with Stephens Capital Management ("SCM"), the investment advisor division of Stephens Inc., during 1997 in which earnings by SCM totaled $93,598. Magnolia had a securities clearing agreement with Stephens Inc. In 1997 under the terms thereof Magnolia was paid approximately $60,000 in commissions. Stephens Inc. is a subsidiary of Stephens Group, Inc. See footnote 1 on page 13 of this Proxy Statement.

                                 ANNUAL REPORT

  The Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements and other matters of interest to Stockholders accompanies this Proxy Statement or has been previously mailed to you. Stockholders are referred to such Report for financial information about the activities of the Company, but such report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

  THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON RECEIVING A COPY OF THIS PROXY STATEMENT, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH A REQUEST SHOULD BE ADDRESSED TO JOHN
E. BURNS, CHIEF FINANCIAL OFFICER, FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730, TELEPHONE (870) 863-3181.

                                 OTHER MATTERS

  So far as is now known to the management of the Company, there is no business other than that described herein to be presented to the Stockholders for action at the Meeting. Should other business properly come before the Meeting, votes may be cast pursuant to proxies with respect to any such business in the best judgment of the person acting under the proxies.

                             STOCKHOLDER PROPOSALS

  The 1999 Annual Meeting of Stockholders is presently scheduled to be held May 25, 1999. Any stockholder of the Company who wishes to have a proposal presented in the Company's Proxy Statement for such Meeting must deliver such proposal in writing in accordance with Rule 14a-8 promulgated under the Exchange Act, addressed to Mr. John E. Burns, to the Company at its office at Main and Washington Streets, El Dorado, Arkansas 71730, not later than December 31, 1998.

  SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors
                                           of
                                          First United Bancshares, Inc.

                                          LOGO
                                          John E. Burns
                                          Secretary

                         FIRST UNITED BANCSHARES, INC.

PROXY     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder(s) of FIRST UNITED BANCSHARES, INC., hereby constitutes and appoints JAMES V. KELLEY and JOHN E. BURNS, or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on March 18, 1998, at the Annual Meeting of Stockholders to be held on May 26, 1998, at 2:00 p.m., or at any and all adjournments thereof.

1. Proposal to elect the following nominees as directors of the Company.

          [_] FOR   [_] AGAINST   [_] ABSTAIN   [_] WITHHOLD AUTHORITY

 E. Larry Burrow, Claiborne P. Deming, Al Graves, Jr., Tommy Hillman, James V. Kelley, Roy E. Ledbetter, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, George F. Middlebrook, III, R. Madison Murphy, Robert C. Nolan, Cal Partee, Jr., Carolyn Tennyson and John D. Trimble, Jr.

THE UNDERSIGNED STOCKHOLDER(S) MAY WITHHOLD AUTHORITY TO VOTE FOR ANY SINGLE NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE. IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED STOCKHOLDER(S) AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION FOR ANY NOMINEE, THIS SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

3. Proposal to amend Article Fourth of the Articles of Incorporation to increase the number of authorized shares of Common Stock, $1.00 par value, from 24,000,000 shares to 50,000,000 shares.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

4. Proposal to amend Article Seventh of the Articles of Incorporation to allow the Company's Board of Directors to approve certain acquisition transactions without a stockholders vote.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

                   (Continued and to be signed on other side)




5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4. PROPOSALS 3 AND 4 REQUIRE THE AFFIRMATIVE VOTE OF TWO-THIRDS OF ISSUED AND OUTSTANDING SHARES FOR APPROVAL. A COPY OF THE PROXY STATEMENT HAS BEEN RECEIVED BY THE UNDERSIGNED.


                                              Dated:
                                                    ---------------------------

                                              ---------------------------------
                                                         (signature)

                                              ---------------------------------
                                                 (signature if jointly held)

                                              Please sign exactly as the name
                                              appears on your stock certifi-
                                              cate(s). When shares are held by
                                              joint tenants, both should sign.
                                              When signing as attorney, execu-
                                              tor, administrator, trustee or
                                              guardian, please sign in full
                                              corporate name and have signed
                                              by the president or other duly
                                              authorized officer. If a part-
                                              nership, please sign in partner-
                                              ship name by the authorized per-
                                              son.

                                              Please mark, sign, date and re-
                                              turn this proxy card promptly,
                                              using the enclosed envelope.

                                              IF YOU PLAN ON ATTENDING THE
                                              ANNUAL STOCKHOLDERS MEETING IN
                                              PERSON, PLEASE INDICATE SO BY
                                              CHECKING THE FOLLOWING BOX. [_]